EXHIBIT 11. EARNINGS PER SHARE CALCULATIONS

Basic net earnings per share is computed by dividing net earnings by the weighted average number of shares outstanding for the year. Diluted earnings per share is similar except that the weighted average number of shares outstanding is increased by shares issuable upon exercise of stock options and warrants for which the market price exceeds exercise price, less shares which could have been purchased by the Company with the related proceeds.

                                               3 MONTHS ENDED                    3 MONTHS ENDED
                                                FEBRUARY 29,                      FEBRUARY 28,
                                           2000             2000             1999              1999
                                           BASIC           DILUTED           BASIC           DILUTED
                                      -----------------------------     -----------------------------
Net earnings                                (1,884)          (1,884)         (34,076)         (34,076)
                                      -----------------------------     -----------------------------

Average shares outstanding               1,903,622        1,903,622        1,902,511        1,902,511

  Effect of dilutive securities:
              Options and Warrants               0                0                0                0
                                      -----------------------------     -----------------------------

Equivalent shares                        1,903,622        1,903,622        1,902,511        1,902,511
                                      -----------------------------     -----------------------------

Earnings per share                    $      (0.00)    $      (0.00)    $      (0.02)    $      (0.02)
                                      =============================     =============================

                                               9 MONTHS ENDED                    9 MONTHS ENDED
                                                FEBRUARY 29,                      FEBRUARY 28,
                                           2000             2000             1999              1999
                                           BASIC           DILUTED           BASIC           DILUTED
                                      -----------------------------     -----------------------------
Net earnings                                96,680           96,680           37,511           37,511
                                      -----------------------------     -----------------------------

Average shares outstanding               1,903,005        1,903,005        1,902,511        1,902,511

  Effect of dilutive securities:
              Options and Warrants               0           93,099                0           11,835
                                      -----------------------------     -----------------------------

Equivalent shares                        1,903,005        1,996,104        1,902,511        1,914,346
                                      -----------------------------     -----------------------------

Earnings per share                    $       0.05     $       0.05     $       0.02     $       0.02
                                      =============================     =============================